UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2025

BIOATLA, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39787	85-1922320
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11085 Torreyana Road
San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 858 558-0708

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	BCAB	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Pre-Paid Advance Agreement

On November 20, 2025, BioAtla, Inc. (the “Company”) entered into Pre-Paid Advance Agreements (the “PPAs”) with each of YA II PN, Ltd., a Cayman Islands exempt limited partnership (“Yorkville”), Anson Investments Master Fund LP and Anson East Master Fund LP (collectively, the “Investors”). Pursuant to the PPAs, the Investors agreed to advance to the Company $7.5 million (the “Pre-Paid Advance”). The Pre-Paid Advance will be purchased by the Investors at 95% of the face amount of the Pre-Paid Advance for gross proceeds of approximately $7.13 million. The purchase of the Pre-Paid Advance is expected to occur on or about November 21, 2025 (the “Closing Date”), subject to customary closing conditions. The Pre-Paid Advance may be repaid in cash or, at each Investor’s option and from time to time, converted into shares (the “PPA Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), as described below.

At any time that there is an outstanding balance under the Pre-Paid Advance, the Investors may provide written notice (each, a “Purchase Notice”) requiring the Company to issue and sell PPA Shares to the applicable Investor, with the aggregate purchase price of such shares to be offset against and reduce the amounts outstanding under the applicable Pre-Paid Advance. The price per share for each Purchase Notice equal to the lower of (a) 115% of the daily volume weighted average price (the “VWAP”) of the Common Stock on The Nasdaq Capital Market on the last full trading day immediately prior to the date of such Pre-Paid Advance, or $1.39 (the “Fixed Price”) and (b) 95% of the lowest daily VWAP of the Common Stock on The Nasdaq Capital Market during the seven consecutive trading days immediately preceding the date on which the applicable Investor provides the Purchase Notice to the Company (the “Market Price”), but in no event shall the Market Price be less than 20% of the Nasdaq official closing price immediately prior to the Closing Date (the “Floor Price”), and provided that for any date of Purchase Notice before November 28, 2025, the Market Price shall instead equal to 95% of the lowest daily VWAP during the shorter period commencing on November 18, 2025 and ending on the trading day immediately prior to the date of the applicable Purchase Notice. The Investors may elect to use the Fixed Price in any Purchase Notice even if it is greater or less than the Market Price. The issuance of shares under the PPAs is subject to further limitations and conditions, including pursuant to the rules of The Nasdaq Capital Market (the “Exchange”) and that the shares of Common Stock beneficially owned by each Investor and its affiliates at any one time will not exceed 4.99% of the then-outstanding shares of the Common Stock.

In the event the daily VWAP of the Common Stock is (i) below the Floor Price for any five of seven consecutive trading days (a “Floor Price Event”), (ii) any of the shares to be issued pursuant to the PPAs are not eligible to be sold pursuant to an effective registration statement for a period of 10 consecutive trading days (a “Registration Event”), or (iii) the Company has issued substantially all of the shares available under the Exchange Cap (as defined below) (an “Exchange Cap Event,” and the date on which any event described in (i) through (iii) occurs, the “Amortization Event Date”), the Company will be required to pay the Investors a monthly cash payment equal to the lesser of 18% of each Investor’s respective amount of Pre-Paid Advance or the outstanding principal balance of such Pre-Paid Advance on the Amortization Event Date, plus a 10% payment premium and any accrued and unpaid interest. Such payments will continue until either all amounts outstanding under the Pre-Paid Advance are paid in full or (i) in the event of a Floor Price Event, the daily VWAP is greater than the Floor Price then in effect for ten consecutive trading days or the Company delivers a written, irrevocable notice (a “Reset Notice”) to the Investors lowering the Floor Price to an amount that is no more than 75% of the closing price on the trading day immediately prior to the Reset Notice, (ii) in the event of a Registration Event, the condition or event causing the Registration Event is cured, or (iii) in the event of an Exchange Cap Event, the Company obtains stockholder consent for the Company to issue shares of Common Stock in excess of the Exchange Cap.

The Pre-Paid Advance will accrue interest at an annual rate of 4%, subject to an increase upon the occurrence and continuance of events of default as described in the PPA. The outstanding balance of the Pre-Paid Advance, plus any accrued and unpaid interest, is due and payable on the 12-month anniversary of the closing date, unless otherwise agreed by the parties. The Company may, at its option, prepay all or part of the outstanding Pre-Paid Advance, plus a 10% payment premium and any accrued and unpaid interest, by delivering a written notice to the applicable Investor, subject to certain conditions.

Upon an event of default under the PPAs, which includes, among other things, payment defaults not cured within five (5) days, certain bankruptcy events, change in control transactions unless the outstanding obligations are repaid at closing or the applicable Investors consents, failure to timely deliver shares, failure to make required buy‑in payments, specified cross‑defaults exceeding $500,000, late SEC periodic reports, trading suspensions of ten (10) consecutive trading days, and material covenant breaches not cured within the applicable period, interest shall increase to a rate of 18% per annum and, at the applicable Investor’s election or automatically upon certain insolvency events, the full outstanding amount, together with the 10% payment premium and all accrued interest and other amounts owing, shall become immediately due and payable. In addition, following an event of default or the maturity date, a date that is 12 months from the Closing Date unless otherwise agreed by the parties, the Investors have the right to continue delivering Purchase Notices until all amounts outstanding have been repaid in full.

The PPA Shares are being offered by the Company pursuant to an effective shelf registration statement on Form S-3 (File No. 333- 269148) that was filed with the Securities and Exchange Commission (“SEC”) on January 6, 2023 and was declared effective on January 17, 2023 (the “Form S-3”), and a prospectus supplement dated November 20, 2025 (the “Prospectus Supplement”).

Standby Equity Purchase Agreement

Also on November 20, 2025 (the “Effective Date”), the Company entered into the Standby Equity Purchase Agreement (the “SEPA” and together with the PPAs, the Agreements”) with Yorkville pursuant to which the Company has the right to sell to Yorkville up to $15.0 million of shares of Common Stock (the “Commitment Amount”), subject to certain limitations and conditions set forth in the SEPA, during the 36 months following the Effective Date (such shares, the “SEPA Shares”). Sales of the SEPA Shares to Yorkville and the timing of any such sales, if elected to be utilized by the Company at a future date, are at the Company’s option, and the Company is under no obligation to sell any SEPA Shares to Yorkville.

Each advance (each, a “SEPA Advance”) the Company requests in writing to Yorkville under the SEPA (notice of such request, a “SEPA Advance Notice”) may be for a number of SEPA Shares up to such number of shares as is equal to 100% of the average daily trading volume of the Common Stock during the five trading days immediately prior to the date the Company requests each SEPA Advance Notice. The Company may establish a minimum acceptable price in each SEPA Advance Notice below which the Company will not be obligated to make any sales to Yorkville pursuant to such notice. The SEPA Shares delivered by the Company will be purchased by Yorkville at a price equal to 97% of the lowest daily VWAP of the Common Stock on The Nasdaq Capital Market during the three consecutive trading days commencing on the date of the delivery of the SEPA Advance Notice, other than the daily VWAP on a day in which the daily VWAP is less than a minimum acceptable price as stated by the Company in the SEPA Advance Notice or there is no VWAP on the subject trading day.

The SEPA will automatically terminate on the earliest to occur of (i) the 36-month anniversary of the Effective Date or (ii) the date on which Yorkville shall have made payment of SEPA Advances pursuant to the SEPA for SEPA Shares equal to the Commitment Amount. The Company has the right to terminate the SEPA at no cost or penalty upon five trading days’ prior written notice to Yorkville, provided that there are no outstanding SEPA Advance Notices for which SEPA Shares are required to be issued and that the Company has paid all amounts owed to Yorkville pursuant to the SEPA. The Company and Yorkville may also agree to terminate the SEPA by mutual written consent.

As consideration for Yorkville’s commitment to purchase the SEPA Shares, the Company agreed to pay to Yorkville a commitment fee equal to 2.00% of the Commitment Amount, or $300,000, which was satisfied by the issuance to Yorkville of an aggregate of 243,428 shares of Common Stock (the “Commitment Shares”) based on the price per share equal to the VWAP of the Common Stock on the trading day immediately prior to the Effective Date, or $1.2324.

The Agreements contain customary representations, warranties, covenants and agreements by the Company, customary conditions to closing, indemnification obligations, and other obligations of the parties. The representations, warranties and covenants contained in the Agreements were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties. In the PPAs, subject to certain exceptions, the Company has agreed that it will not enter into, effect, or agree to effect any Variable Rate Transaction (as defined in the PPAs), except with the Investors, until the Pre-Paid Advance has been repaid in full. A Variable Rate Transaction generally includes any issuance or sale by the Company of Common Stock or related securities where the conversion, exercise, or purchase price is based on or may vary with the market price of the shares, or where securities are issued at a discount greater than 30% to market price, including equity lines or similar continuous offerings.

The SEPA Shares and Commitment Shares are being offered by the Company pursuant to the Form S-3 and the Prospectus Supplement.

A copy of the legal opinion and consent of Orrick, Herrington & Sutcliffe LLP, counsel to the Company, relating to the PPA Shares, SEPA Shares and Commitment Shares is attached as Exhibit 5.1 to this Current Report on Form 8-K.

The issuance of shares under the SEPA is subject to further limitations and conditions, including that the shares of Common Stock beneficially owned by Yorkville and its affiliates at any one time will not exceed 4.99% of the then-outstanding shares of the Common Stock. In addition, pursuant to the rules of the Exchange, the total aggregate number of shares issuable under the terms of the Agreements is limited to a number equivalent to 19.99% of the outstanding shares of the Common Stock as of November 17, 2025 (the “Exchange Cap”) unless certain conditions are met, which could have the effect of limiting the total proceeds made available to the Company under the Agreements. The Company has agreed to seek the Company’s stockholders’ approval for issuance of shares under the Agreements in excess of the Exchange Cap.

Tungsten Partners LLC d/b/a Tungsten Advisors (through its Broker-Dealer, Finalis Securities LLC) acted as the sole placement agent for the Agreements.

The foregoing summaries of the Agreements are qualified in their entirety by reference to the full texts of the form of PPA and the SEPA, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy, and these securities cannot be sold in any state or jurisdiction in which this offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any state or jurisdiction.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure regarding the Pre-Paid Advance set forth in Item 1.01 of this Current Report is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
5.1	Opinion of Orrick, Herrington & Sutcliffe LLP.

10.1*	Form of Pre-Paid Advance Agreement.

10.2	Standby Equity Purchase Agreement, dated as of November 20, 2025, between BioAtla, Inc. and YA II PN, Ltd.

23.1	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Pursuant to Item 601(a)(5) of Regulation S-K, certain exhibits have been omitted and will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioAtla, Inc.

Date:	November 21, 2025	By:	/s/ Richard A. Waldron
Richard A. Waldron Chief Financial Officer